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                                                                Exhibit 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" and to the use of our report dated February 23, 1996, except for Note 9, as to which the date is March 8, 1996, on the consolidated balance sheet of Motors and Gears, Inc. (formerly MK Group, Inc.) as of December 31, 1995, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the period from September 23, 1995 to December 31, 1995; our report dated February 23, 1996 on the combined balance sheet of Merkle-Korff Industries, Inc., Mercury Industries, Inc., and Elmco Industries, Inc. as of December 31, 1994, and the related combined statements of income and retained earnings and cash flows for the years ended December 31, 1993 and 1994 and the period from January 1, 1995 to September 22, 1995; our report dated January 19, 1996 on the balance sheets of Barber-Colman Company - Barber-Colman Motors Division as of March 31, 1995 and December 31, 1995, and the related statements of divisional operations and cash flows for the year ended March 31, 1995 and the nine month period ended December 31, 1995; our report dated October 1, 1996 on the consolidated balance sheets of The Imperial Electric Company and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995; and our report dated November 25, 1996 on the supplemental consolidated balance sheet of Motors and Gears, Inc. (formed as a result of the combination of Motors and Gears, Inc. and The Imperial Electric Company and subsidiaries) as of December 31, 1995, and the related supplemental consolidated statement of income, shareholder's equity, and cash flows for the period from September 23, 1995 to December 31, 1995; in the
Registration Statement (Form S-4 No. 333-    ) and related Prospectus of
Motors and Gears, Inc. for the registration of $170,000,000 of its 10 3/4% Series B Notes due 2006.

                                          Ernst & Young LLP

Chicago, Illinois
January 2, 1997

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the use of our report dated February 23, 1996, on the consolidated financial statement schedule of Motors and Gears, Inc. (formerly MK Group, Inc.) as of December 31, 1995, and for the period from September 23, 1995 to December 31, 1995; and on the combined financial statement schedule of Merkle-Korff Industries, Inc., Mercury Industries, Inc., and Elmco Industries, Inc. as of December 31, 1994, and for the years ended December 31, 1993 and 1994 and the period from January 1, 1995 to September 22, 1995; in the Registration Statement (Form S-4 No. xx-xxxxxx) and related Prospectus of Motors and Gears, Inc. for the registration of $170,000,000 of its 10 3/4% Series B Senior Notes due 2006.

                                          Ernst & Young LLP

Chicago, Illinois
January 2, 1997